UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 15, 2013

SPIRE TECHNOLOGIES INC.
(Formerly, Dravco Mining Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-50664	88-474904
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

Unit 404 - #101 – 1865 Dilworth Drive, Kelowna, British Columbia, Canada   V1Y 9T1
(Address of principal executive offices and Zip Code)

(888) 437-5268
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

ITEM 8.01	Other Events

ITEM 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 3.5

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 23, 2013, Dravco Mining Inc. (the “Company”) amended its Articles of Incorporation to change its name from “Dravco Mining Inc.” to “Spire Technologies Inc.”; with an effective date of October 15, 2013 (the “Effective Date”).  A copy of the amendment is filed as an exhibit to this Current Report on Form 8-K.

Furthermore on September 23, 2013, the Company filed a Certificate of Change with the Secretary of State of Nevada pursuant to which the Company effected an increase in the Company’s authorized common stock from 100,000,000 shares of common stock to 300,000,000 shares of common stock, par value $0.00001 per share, and correspondingly effected an increase in the number of the Company’s issued and outstanding shares of common stock on a three for one (3:1) basis so that each shareholder would hold three shares for every one share held. The effective date of the increase to the Company’s authorized stock and forward stock split was October 15, 2013 (the “Effective Date”).    Subsequent to the “Effective Date”, shareholders of record as of the Effective Date would be entitled, but not required, to surrender their existing share certificates and to receive a share certificate for the new number of shares.  A copy of the Certificate of Change is attached as an exhibit to this Current Report on Form 8-K.

ITEM 8.01          OTHER EVENTS.

As a result of the stock split, FINRA has placed a “D” on the Company’s current stock symbol “DVCOD,” such “D” to be removed 20 business days from the open of business on October 15, 2013. In addition, in connection with the name change described in Item 5.03 above, FINRA will assign the Company a new stock symbol “SPTK” 20 business days after the effective date of the name change and stock split.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit No.	Description

3.5	Amendments to the Articles of Incorporation of Dravco Mining Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE TECHNOLOGIES INC.

October 15, 2013

RODNEY LOZINSKI
Rodney Lozinski President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.5	Amendments to the Articles of Incorporation of Dravco Mining Inc.